UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2020

Montrose Environmental Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39394	46-4195044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1 Park Plaza, Suite 1000, Irvine, CA		92614
(Address of Principal Executive Offices)		(Zip Code)

(949) 988-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000004 par value per share	MEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On October 6, 2020, Montrose Environmental Group, Inc., (the “Company”) entered into a letter agreement amending that certain Credit Agreement dated as of April 13, 2020 by and among the Company 1203524 B.C. Ltd., as the Canadian borrower, certain subsidiaries of the parent borrower, as the guarantors, Capital One, National Association, as administrative agent, revolver agent, swing line lender and L/C issuer, and the lenders party thereto (the “Credit Agreement”), pursuant to which the Applicable Rate on the term loan under the Credit Agreement from and after October 1, 2020 was reduced to 4.50% per annum for Eurocurrency Rate Loans and 3.50% per annum for Base Rate Loans, each as defined in the Credit Agreement.

A of the letter amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

10.1	Letter Amendment, dated October 6, 2020 to Credit Agreement by and among Montrose Environmental Group, Inc., Unitranche Loan Transaction LLC and Capital One, National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montrose Environmental Group, Inc.

/s/ Allan Dicks
Allan Dicks
Chief Financial Officer

Date: October 7, 2020